Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

OF

BIOTIME, INC.

Michael D. West, Ph.D., Aditya Mohanty, and Judith Segall certify that:

1. They are the Co-Chief Executive Officers and the Secretary, respectively, of BioTime, Inc., a California Corporation.

2. The Articles of Incorporation of this corporation, as amended to date (the “Articles of Incorporation”), without alterations or amendments (other than omissions required by Section 910 of the California Corporations Code), are restated to read in full as follows:

“ONE: The name of this corporation is BioTime, Inc.

TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares”. The number of Common Shares which the corporation is authorized to issue is 150,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

FOUR: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to indemnify “agents”, as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law.”

3. The foregoing restatement of the Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation entitled to vote is 106,658,109. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: August 10, 2017

/s/ Michael D. West
Michael D. West, Ph.D.
Co-Chief Executive Officer

/s/ Aditya Mohanty
Aditya Mohanty Co-Chief Executive Officer

/s/ Judith Segall
Judith Segall, Secretary

FILED

Secretary of State

State of California

MAY 3, 2018

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

BIOTIME, INC.

The undersigned, Michael D. West, Ph.D., Aditya Mohanty, and Stephana Patton, certify that:

1. They are the Co-Chief Executive Officers and the Secretary, respectively, of BioTime, Inc., a California corporation (the “Corporation”).

2. Article THREE of the Corporation’s Restated Articles of Incorporation is amended to read as follows:

“THREE: The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares”. The number of Common Shares which the corporation is authorized to issue is 250,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding Common Shares of the Corporation entitled to vote with respect to this amendment was 106,658,109. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Shares entitled to vote. There are no Preferred Shares of the Corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: May 1, 2018.

/s/ Michael D. West
Michael D. West
Co-Chief Executive Officer

/s/ Aditya Mohanty
Aditya Mohanty
Co-Chief Executive Officer

/s/ Stephana Patton
Stephana Patton, Secretary

Filed

Secretary of State

State of California

SEPTEMBER 8, 2023

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

LINEAGE CELL THERAPEUTICS, INC.

The undersigned, Brian M. Culley and George A. Samuel Ill, certify that:

1.	They are the President and Chief Executive Officer and the Secretary, respectively, of Lineage Cell Therapeutics, Inc., a California corporation (the “Corporation”).

2.	Article THREE of the Corporation’s Restated Articles of Incorporation is amended to read as follows:

“THREE: The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares”. The number of Common Shares which the corporation is authorized to issue is 450,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.”

3.	The foregoing amendment to the Corporation’s Restated Articles of Incorporation has been duly approved by the board of directors of the Corporation.

4.	The foregoing amendment to the Corporation’s Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding Common Shares of the Corporation entitled to vote with respect to this amendment was 174,752,271. The number of Common Shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Shares entitled to vote. There are no Preferred Shares of the Corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: September 6, 2023.

/s/ Brian M. Culley
Brian M. Culley
President and Chief Executive Officer

/s/ George A. Samuel III
George A. Samuel III
Secretary